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                                                                  CONFORMED COPY

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ____________________________________

                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                And Regulation FD



        Date of Report (Date of earliest event reported) February 5, 2003

                              WHIRLPOOL CORPORATION
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             (Exact name of registrant as specified in its charter)


          Delaware                       1-3932                 38-1490038
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 (State or other jurisdiction       (Commission File         (I.R.S. Employer
      of incorporation)                  Number)            Identification No.)



        2000 M63 North, Benton Harbor, Michigan              49022-2692
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       (Address of principal executive officers)             (Zip Code)



                                 (269)-923-5000
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               Registrant's telephone number, including area code

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Item 5. - Other Events

          On February 5, 2003, the Company issued a press release announcing 2002 fourth quarter and full-year core earnings. Charges for the restructuring initiative and the company's previously announced write-off of aircraft-lease assets were reflected in a fourth-quarter net loss of $29 million, or $0.42 per diluted share, compared to net earnings of $21 million, or $0.31 per diluted share, in the prior year period.

          For the year, the company reported a net loss of $394 million, or $5.68 per diluted share compared to net earnings of $21 million, or $0.31 per diluted share, in 2001. Full-year net earnings were significantly affected by a non-cash, after-tax goodwill impairment charge of $613 million related to a change in accounting principle; a $121 million after-tax charge for restructuring and related activities; and a $43 million after-tax write-off of aircraft lease assets in discontinued operations.

Item 7. - Financial Statements and Exhibits

     Copy of press release dated February 5, 2003.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               WHIRLPOOL CORPORATION






Date: February 5, 2003                           By: /s/ Robert T. Kenagy
                                                    ----------------------------
                                               Name:  Robert T. Kenagy
                                               Title: Corporate Secretary